UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 23, 2008

GTSI Corp.
(Exact name of registrant as specified in its charter)

Delaware	0-19394	54-1248422
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3901 Stonecroft Boulevard Chantilly, Virginia	20151-1010
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (703) 502-2000

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 23, 2008, the Company Compensation Committee finalized modifications to the GTSI Executive Annual Short Term Incentive Plan (the “Short Term Incentive Plan”) for 2008. The 2008 Short Term Incentive Plan (the “2008 Plan”) differs from the 2007 Short Term Incentive Plan (the “2007 Plan”) described in the Annual Proxy Statement dated March 31, 2008 as described below.

The 2007 Plan had a maximum payout of 200% of the Executive’s eligible incentive bonus according to a formula based upon the Company’s earnings before taxes (EBT). The 2008 Plan has a maximum payout of 350%. The percentage above 200% is subject to exceptional EBT results (in excess of goals set out in 2007) and contains certain limitations that include: (a) the amount above 250% will be paid in the form of restricted stock awards to further align the Executives with the Company’s performance; (b) beginning at the 125% quarterly attainment level, a portion of the amount earned over 100% will be deferred to the end of 2008; (c) if the Company meets and exceeds its annual target by more than a given percentage (either 100% or 125% as to be subsequently decided by the Committee), the deferred amount will be paid (in cash or restricted shares as applicable) to the eligible Executives; (d) the deferred amounts will be deposited into a liquid money market account with any accrued interest included in any subsequent payment to an eligible Executive; and (e) the 2008 Plan eliminates the minimum 50% guaranteed payout that was reflected in the 2007 Plan.

A description of the 2008 Plan is included as Exhibit 10.1

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit	Description

10.1	2008 Short Term Incentive Plan Description

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GTSI Corp.

By: /s/ Charles DeLeon
       Charles DeLeon
       Senior Vice President and General Counsel

Date: May 13, 2008

EXHIBIT INDEX

Exhibit
No.	Description

10.1	2008 Short Term Incentive Plan Description